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                                                                       Exhibit 5


                           Parker-Hannifin Corporation
                             6035 Parkland Boulevard
                              Cleveland, Ohio 44124

May 14, 2002

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.

Washington, D.C.  20549-1004

         Re:      Parker-Hannifin Corporation
                  Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

         I am acting as counsel to Parker-Hannifin Corporation, an Ohio corporation ("Parker"), in connection with the Registration Statement on Form S-3 filed by Parker with the Securities and Exchange Commission (the "Registration Statement") with respect to up to 294,676 shares of common stock, par value $.50 per share (the "Parker Shares"), of Parker, and the preferred share purchase rights that attach to and trade with each Parker Share, that are proposed to be issued in connection with the acquisition of assets of Camfil Farr, Inc. (Delaware), Camfil Farr, Inc. (Canada) and Farr Filtration Ltd. (collectively, the "Sellers") pursuant to the Asset Purchase Agreement, dated May 10, 2002, among Parker, Parker-Hannifin plc, Camfil AB and the Sellers (the "Purchase Agreement").

         In connection with this opinion, I have reviewed the Registration Statement and the exhibits thereto, and I have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Parker, and other instruments in addition to such matters of law and fact as I have deemed necessary to render the opinion contained herein.

         Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, I am of the opinion that:

         1. The Parker Shares being registered under the Registration Statement, when issued pursuant to the Purchase Agreement, will be validly issued, fully paid and non-assessable.

         2. Assuming that the Rights (as defined in the Rights Agreement (the "Rights Agreement"), dated January 31, 1997, between Parker and KeyBank National Association, as amended by the First Addendum to Shareholder Protection Rights Agreement, dated April 21, 1997, between Parker and Wachovia Bank of North Carolina N.A., as successor to KeyBank, and the Second Addendum to Shareholder Protection Rights Agreement, dated June 15, 1999, between Parker and National City Bank as successor to Wachovia) have been issued in accordance with the terms of the Rights Agreement, the Rights being registered under the Registration Statement have been validly issued.

         My examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly my opinions herein are limited to, the General Corporation Law of the State of Ohio. I express no opinion with respect to any other law of the State of Ohio or any other jurisdiction.

         The opinion set forth in paragraph 2 is limited to the valid issuance of the Rights under the corporation laws of the State of Ohio. I do not express any opinion herein with respect to any other aspect of the Rights, the effect of equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights or the enforceability of any particular provisions of the Rights Agreement. In rendering the opinion set forth in paragraph 2, I have assumed that the Board of Directors of the Company has acted and will act in accordance with its fiduciary duties with respect to the authorization of the issuance of the Rights and the execution of the Rights Agreement.

         In rendering the opinion set forth in paragraph 2, moreover, I note that my research indicates that there are no reported decisions applying Ohio law concerning the authorization or issuance of securities substantially similar to the Rights. In the absence of directly applicable judicial authority, I have considered the pertinent provisions of Ohio corporation law and the decisions of courts applying the laws of other jurisdictions to analogous factual situations. Although such decisions may be persuasive to Ohio courts, they have no binding precedential effect.

         I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to the reference to me under the caption "LEGAL MATTERS" in the Prospectus contained therein.

                                       Very truly yours,

                                       /s/ Thomas A. Piraino, Jr.
                                       -----------------------------------
                                       Name:    Thomas A. Piraino, Jr.
                                       Title:   Vice President, General Counsel
                                                and Secretary